UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2018

THE POCKET SHOT COMPANY

(Exact name of Registrant as specified in its charter)

Colorado	333-212055	71-0942431
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

32950 Inverness Dr., Evergreen, CO 80439

(Address of Principal Executive Offices)

(303) 674-2622

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2018, The Pocket Shot Company (“Pocket Shot” or the “Company”), a Colorado corporation, and Pure Harvest Cannabis Producers Inc. (“Pure Harvest”), a Nevada corporation, entered into a definitive agreement and plan of merger and reorganization (the “Merger Agreement”) related to a proposed merger transaction. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein and incorporated herein by reference as Exhibit 2.1, Pure Harvest Cannabis Producers Acquisition Corp. (the “Acquisition Subsidiary”), a newly-formed wholly-owned subsidiary of Pocket Shot, domiciled in Colorado, will merge with and into Pure Harvest, with Pure Harvest surviving (the “Proposed Merger”). Upon the Effective Time, the separate corporate existence of Acquisition Subsidiary shall thereupon cease and Pure Harvest will continue as the surviving corporation in the Proposed Merger and wholly-owned subsidiary of Pocket Shot (also referred to herein as the “Surviving Subsidiary”). Upon the terms and subject to the conditions of the Merger Agreement, upon completion of the Proposed Merger, all the properties, rights and privileges, and power of Pure Harvest, shall vest in the Surviving Subsidiary, and all debts, liabilities and duties of Pure Harvest shall become the debts, liabilities and duties of the Surviving Subsidiary, and the entire issued share capital of Pure Harvest will be deemed for all purposes to represent shares of common stock, and warrants, of Pocket Shot.

Each share of common stock of Acquisition Subsidiary issued and outstanding immediately prior to the Effective Time will be converted into and exchange for one validly issued, fully paid and non-assessable share of the Surviving Subsidiary’s common stock. At the Effective Time, each Pure Harvest Share or Warrant issued and outstanding on the Closing Date shall, by virtue of the Merger and without any action on the part of Pure Harvest, Pocket Shot, Acquisition Subsidiary, or the holders of the Pure Harvest Shares, or warrants, as applicable, as of the Closing Date, be converted into and will become one share of validly issued, fully paid and non-assessable common stock of Pocket Shot and (ii) one Warrant to purchase one share of the common stock of Pocket Shot (the “Share Ratio”). Each Warrant will entitle the holder to purchase one share of Pocket Shot at a price of $8.00 per share at any time on or before three (3) years from the Closing. All shares of Pocket Shot Common Stock and all warrants issued upon the surrender for exchange of Pure Harvest Shares and warrants in accordance with the terms of the Merger Agreement shall (i) contain a restricted securities legend in compliance with the Securities Act and (ii) be deemed to have been issued in full satisfaction of all rights pertaining to such Pure Harvest Shares, or warrants as applicable.

At the Effective Time, the Pure Harvest Shares and Warrants will be deemed canceled and retired and will cease to exist, and each holder of a certificate for Pure Harvest Shares or Warrants will cease to have any rights with respect thereto; provided, however, that, following the Closing Date, upon surrender of an original stock certificate or warrant representing Pure Harvest Shares or warrants, Pocket Shot will deliver a certificate for shares of Pocket Shot Common Stock or warrants, as applicable, to which such person is entitled pursuant to the Share Ratio (which is also the Warrant ratio), bearing any necessary or appropriate restrictive legend. The effect of the Proposed Merger shall be as provided in the applicable provisions of Nevada and Colorado Law.

Capitalization

Pure Harvest’s capital stock consists of 100,000,000 shares of authorized common stock, of which 8,953,008 are issued and outstanding, as of the date hereof. Pure Harvest also has warrants to purchase 8,953,008 shares of common stock outstanding. Prior to Closing, Pure Harvest may sell up to 5,000,000 additional shares of common stock plus warrants to purchase up to 10,000,000 shares of common stock for an aggregate purchase price of $5,000,000.

Pocket Shot’s capital stock consists of 25,000,000 shares of authorized common stock, of which 6,808,657 shares of common stock are issued and outstanding, as of the date hereof. Acquisition Subsidiary’s capital stock consists of 100,000,000 shares of authorized common stock, of which all of the outstanding shares of common stock are fully owned by its parent company, Pocket Shot, free and clear of all liens or other encumbrances.

Board of Directors

At the Effective Time, the directors of Pocket Shot, Jarrold Bachmann and Matthew Gregarek, will appoint David Lamadrid and Sterling Scott to the Board of Directors and Mr. Bachmann will resign as a director and the sole officer of Pocket Shot. Mr. Lamadrid shall be the Chief Executive Officer of Pocket Shot after the Closing Date and Sterling Scott shall be the Executive Chairman.

Tax Implications

The Parties intend to adopt the Merger Agreement as a plan of reorganization under Section 368 of the Tax Code. The shares of Pocket Shot Common Stock or warrants issued in the Proposed Merger will be issued solely in exchange for Pure Harvest Shares and warrants, as applicable, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Pure Harvest Shares, and warrants. No consideration that could constitute “other property” within the meaning of Section 356(b) of the Tax Code is being transferred by Pocket Shot for Pure Harvest Shares in the Proposed Merger. The parties shall not take a position on any tax return inconsistent with this section.

Continued Operations of Pocket Shot

As a condition of the Closing, Pocket Shot shall push down all of its historical business operations and assets into a to-be-formed wholly owned subsidiary, which shall be managed by Jarrold Bachman, as President, under a management agreement to be negotiated. In addition, Jarrold Bachman shall be granted a right of first refusal to purchase the subsidiary, as set forth in the Merger Agreement attached hereto as Exhibit 2.1.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01- Other Events

On December 5, 2018, The Pocket Shot Company formed a wholly-owned subsidiary, Pure Harvest Cannabis Producers Acquisition Corp., whose articles of incorporation and bylaws are attached hereto as Exhibit 3(i).1 and 3(ii).1, formed for the purpose of acquiring Pure Harvest Cannabis Producers Inc. under the Merger Agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger by and among The Pocket Shot Company subsidiary Pure Harvest Cannabis Producers Acquisition Corp. and Pure Harvest Cannabis Producers Inc. dated December 4, 2018

3(i).1	Articles of Incorporation for Pure Harvest Cannabis Producers Acquisition Corp.

3(ii).1	Bylaws of Pure Harvest Cannabis Producers Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pocket Shot Company

By:	/s/ Jarrold Bachmann
Jarrold Bachmann
Title:	CEO
Date:	December 6, 2018